Ex. 99.1

FOR IMMEDIATE RELEASE

XFONE Announces Appointment of New Auditor

Lubbock, TX – May 19, 2009 – XFONE, Inc. (NYSE Amex and TASE: XFN) (“XFONE” or “the Company”) announced that its Audit Committee has engaged Virchow, Krause & Company, LLP (“Virchow Krause”) and Baker Tilly (Horowitz Idan Goldstein Sabo Tevet) (formerly Goldstein Sabo Tevet)  (“BT HIGST”) (collectively, “Baker Tilly”), independent members of Baker Tilly International, as the Company's external auditors, effective May 18, 2009 for the remainder of fiscal 2009 and the first quarter of fiscal 2010. The Company’s shareholders will be asked to ratify this appointment at the next Annual Meeting of the Company’s shareholders.

Baker Tilly International is the 8th largest accounting network in the world with 25,000 professionals and 145 independent members located in more than 110 countries.  Baker Tilly generates total annual service revenues of more than $2.95 billion. On June 1, 2009, Virchow Krause will change its name to Baker Tilly Virchow Krause, LLP.  Virchow Krause is the 17th largest accounting firm in the U.S. with over 1,300 employees. BT HIGST is the 8th largest accounting firm in Israel.

Baker Tilly succeeds Stark, Winter, Schenkein & Company (“SWS”) who was dismissed by Xfone on May 18, 2009.  The dismissal of SWS was not a result of any disagreement with Xfone on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure.

Guy Nissenson, President and CEO stated, “We are pleased to engage Baker Tilly as our new independent auditors.  With a presence in the United States, United Kingdom and Israel, Baker Tilly has the scale and expertise to efficiently handle Xfone’s audit requirements as we grow our business.  We very much appreciate the efforts of SWS over the years.”

 About XFONE, Inc.

A U.S.-domiciled corporation, XFONE is a holding and managing company with operations in the United States, the United Kingdom and Israel, that offers a wide range of communications services which include: local, long distance and international telephony services; video; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities.  The Company serves customers worldwide.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." XFONE's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact Details:

US IR Contact John G. Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) Tel: 1.203.972.9200. E-mail: jnesbett@institutionalms.com	Company Contact Niv Krikov/CFO Tel: (Israel) +972 39254446 E-mail: niv@xfone.com